UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2016, Ducommun LaBarge Technologies, Inc., an Arizona corporation (“Seller”) and a wholly-owned subsidiary of Ducommun Incorporated, a Delaware corporation (“Ducommun”), and General Atomics, a California corporation (“Buyer”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Buyer agreed to acquire from Seller all of the issued and outstanding shares of common stock of Miltec Corporation, an Alabama corporation (the “Company”), for a cash purchase price of $14,600,000, subject to customary adjustments based on the amount of cash, debt, and working capital of the Company at the closing date (the “Stock Purchase”). The consummation of the Stock Purchase is subject to customary closing conditions and the Stock Purchase Agreement includes customary termination rights for Seller and Buyer.

Pursuant to the Stock Purchase Agreement, at and following the closing, Seller has agreed to indemnify Buyer, and Buyer has agreed to indemnify Seller, for breaches of certain representations and warranties and non-performance of covenants made in the Stock Purchase Agreement, and certain other matters which are believed to be customary for a transaction of this type. The parties’ respective indemnification obligations relating to breaches of certain representations and warranties contained in the Stock Purchase Agreement only apply with respect to aggregate liabilities in excess of specified deductibles ($150,000 with respect to certain matters), are subject to caps in certain instances ($1,937,500 for certain matters and the purchase price for other matters), and are only effective for specified periods of time.

The foregoing description of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of the Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Stock Purchase Agreement as statements of factual information.

Item 8.01	Other Events.

On February 25, 2016, Ducommun issued a press release announcing the entry into the Stock Purchase Agreement. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement dated February 24, 2016, by and between Ducommun LaBarge Technologies, Inc., as Seller, and General Atomics, as Buyer.*

99.1	Press Release, dated February 25, 2016.

*	Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ducommun agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: February 24, 2016	By:	/s/ Douglas L. Groves
Douglas L. Groves
Vice President, Chief Financial Officer and Treasurer